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                                                                     Exhibit 3.1

                            CERTIFICATE OF AMENDMENT
                                       TO
               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                              MARINER ENERGY, INC.


         Mariner Energy, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

         FIRST: That the Board of Directors of Mariner Energy, Inc., at a meeting held on January 12, 1999, adopted resolutions proposing and declaring advisable the following amendment to the Amended and Restated Certificate of Incorporation of Mariner Energy, Inc.:

         ARTICLE IV, Paragraph 1. is amended to read in its entirety as follows:

         "       1.       The total number of shares of stock which this
         corporation shall have authority to issue is two thousand (2,000) shares, all of which are to be of the par value of $1.00 each and all of one class and all to be designated as the Common Stock of the corporation."

         SECOND: That at a special meeting of the stockholders of the corporation, the holder of all of the outstanding stock of Mariner Energy, Inc. approved such amendment in accordance with the provisions of the General Corporation Law of the State of Delaware.

         THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, Mariner Energy, Inc. has caused this certificate to be signed by L.V. McGuire, its Senior Vice President of Operations, on January 14, 1999.

                                        MARINER ENERGY, INC.


                                        By: /s/ L. V. McGuire
                                           -------------------------------------
                                            L. V. McGuire
                                            Senior Vice President, Operations